Exhibit 10(v)(f)v

Amendment No. 1 to
Administrative Services Agreement

Franklin Templeton Services, LLC
MEMBERS Life Insurance Company

This Amendment to Administrative Services Agreement (“Amendment”) is entered into by and among Franklin Templeton Services, LLC, a Delaware limited liability Company (“FTS” or Fund Administrator”), Franklin Distributors, LLC, a Delaware limited liability Company (“FD, LLC”), and MEMBERS Life Insurance Company, an Iowa stock life insurance Company (the “Company”); FTS, FD, LLC and the Company are each a “Party,” and altogether the “Parties.”

WHEREAS, Fund Administrator and the Company have entered into an Administrative Services Agreement, dated May 1, 2016, as amended (the “Agreement”), relating to administrative services with respect to series of Franklin Templeton Variable Insurance Products Trust (“Fund” or “Funds”);

WHEREAS, Fund Administrator and FD, LLC are both wholly-owned subsidiaries of Franklin Resources, Inc., a Delaware Corporation;

WHEREAS, FD, LLC is a limited purpose broker-dealer registered with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and is a member in good Standing of the Financial Industry Regulatory Association (“FINRA”);

WHEREAS, as a part of a review of its operations and structure, Franklin Resources, Inc. has determined that: (i) Fund Administrator will assign all of its rights and obligations under the Agreement to FD, LLC; and (ii) Fund Administrator will be replaced as party to the Agreement by FD, LLC and will be the “Fund Administrator” as defined in the Agreement; and

WHEREAS, the Parties desire to amend the Agreement to: (i) provide for the assignment of all the rights and obligations of FTS under the Agreement to FD, LLC (the “Assignment”); (ii) replace Fund Administrator with FD, LLC as party to the Agreement and as Fund Administrator as defined in the Agreement; (iii) change the name of the Agreement; (iv) revise certain provisions of the Agreement and terms used in the Agreement; and (v) revise Schedule A of the Agreement.

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the Parties agree to the following, effective as of November 1, 2022:

1.	Assignment by FTS.

FTS hereby assigns all of its rights and obligations under the Agreement to FD, LLC and accepts its replacement as a party to the Agreement by FD, LLC.

2.	Acceptance of Assignment by FD, LLC.

FD, LLC hereby accepts: (i) the assignment to it by FTS of all of its rights and obligations under the Agreement; (ii) the replacement of Fund Administrator by FD, LLC as a party to the Agreement; and (iii) that FD, LLC is the “Fund Administrator” as defined in the Agreement.

3.	The Company’s Consent to Assignment.

(a)	The Company hereby consents to: (i) FD, LLC becoming a party to the Agreement in place of FTS; (ii) the rights and obligations of FTS under the Agreement being assigned to FD, LLC; and (iii) that FD, LLC is the “Fund Administrator” as defined in the Agreement.

(b)	The Company shall look solely to FD, LLC with respect to the performance of its duties and its obligations under the Agreement and not to FTS.

4.	Limited Waiver of Assignment Provision.

Solely with respect to the Assignment from Fund Administrator to FD, LLC provided for in this Amendment, each Party waives the provisions of Section 10 of the Agreement providing that the Agreement shall not be assigned by either party without the consent of the other party.

5.	Change of Agreement Name.

The name of the Agreement is changed from “Administrative Services Agreement” to “Services Agreement.”

6.	Change of Agreement Terminology.

All references in the Agreement to “Administrative services” or “administrative services” are revised to read “services.” The defined term “Administrative Services” is revised to read “Services.”

7.	Addition to Paragraph 2.

The following is added at the end of Paragraph 2: Fund Administrator shall pay such fees from its own resources and without additional cost to the Funds or their shareholders, which shall be in addition to any fees payable to the Company pursuant to any other agreements between or among the parties related to the Funds.

8.	Deletion of Paragraph.

The paragraph titled “Nature of Payments” is deleted in its entirety and the paragraph number retained.

9.	Addition to Schedule A.

The following is added at the end of Schedule A:

Marketing Support

Support with respect to marketing of the Funds underlying the Accounts. As part of these efforts, providing certain services as mutually agreed to between Company and Fund Administrator. These services may include (but are not limited to) any or all of the following: business planning assistance; advertising; education of Company’s personnel about the Funds and the financial planning needs of Company’s clients; use of the Funds as underlying investment options of the Company’s products (to the extent that the Funds satisfy Company’s Standards for such use); timely review and consideration of approval of new Funds as underlying investment options; and reasonable access by Fund Administrator’s and its affiliates’ personnel to Company’s personnel and representatives. However, nothing in this paragraph shall be construed as obligating the Company to retain any existing Fund or add any new Fund as an investment option.

10.	Miscellaneous Terms.

(a)	Nothing contained herein shall be construed to relieve FTS of any of its duties and obligations under the Agreement with respect to periods prior to the date first above written.

(b)	Other than as provided in this Amendment, all terms and conditions of the Agreement shall remain unchanged, and the Agreement as amended hereby remains in full force and effect. To the extent any term or condition of the Agreement conflicts or is inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

(c)	This Amendment may be executed and delivered in counterparts, each of which will be deemed an original but all of which will together constitute one and the same instrument.

(d)	This Amendment may be executed and delivered by electronic signatures and any such signatures appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed effective November 1, 2022.

Franklin Templeton Services, LLC

By:
Name:	Laura Fergerson
Title:	President

Franklin Distributors, LLC

By:
Name:	Jeff Masom
Title:	President

MEMBERS Life Insurance Company

By:
Name:	David Hanzlik
Title:	VP, Annuity & Retirement